UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2021

AXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24085	94-3031310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4281 Technology Drive

Fremont, California 94538

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 438-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.001 par value	AXTI	The NASDAQ Stock Market LLC

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On December 29, 2021, Leonard J. LeBlanc, a member of the Board of Directors (the “Board”) of AXT, Inc (the “Company”) since April 2003 and a Class III director, notified the Board of his decision to resign from the Board and all committees thereof, effective as of December 29, 2021. Mr. LeBlanc’s resignation is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. LeBlanc will become a director emeritus, effective as of December 29, 2021.

Effective as of Mr. LeBlanc’s resignation from the Board and all committees thereof, the Board appointed Christine Russell as chair of the Audit Committee of the Board and Jesse Chen as chair of the Nominating and Corporate Governance Committee of the Board.

The Board has reduced the number of authorized directors to four members, effective as of Mr. LeBlanc’s resignation from the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXT, INC.

Date: January 3, 2022	By:	/s/ Gary L. Fischer
Gary L. Fischer
Chief Financial Officer and Corporate Secretary